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                                                                  EXHIBIT 10.15



                           PURCHASE AND SALE AGREEMENT

                                     BETWEEN

                            CROSS TIMBERS OIL COMPANY

                                       AND

                             ENCORE OPERATING, L.P.


                             DATED FEBRUARY 23, 2000







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                                TABLE OF CONTENTS

   ARTICLE 1. PURCHASE AND SALE.....................................................................................4
    1.1    The Properties...........................................................................................4
    1.2    Excluded and Excepted Assets.............................................................................5
    1.2    Credits: Accounts Receivable.............................................................................6
   ARTICLE 2. PURCHASE PRICE........................................................................................6
    2.1    Purchase Price...........................................................................................6
    2.2    Earnest Money............................................................................................6
    2.3    Adjustments to Purchase Price............................................................................6
   ARTICLE 3. REPRESENTATIONS OF SELLER.............................................................................7
    3.1    Existence................................................................................................7
    3.2    Authorization............................................................................................7
    3.3    Power....................................................................................................7
    3.4    Brokers..................................................................................................8
    3.5    Foreign Person...........................................................................................8
    3.6    Litigation...............................................................................................8
    3.7    Taxes....................................................................................................8
    3.8    Leases...................................................................................................8
    3.9    Permits..................................................................................................8
    3.10   Compliance with Laws.....................................................................................8
    3.11   Seller's Title...........................................................................................8
    3.12   Imbalances...............................................................................................9
    3.13   Basic Documents..........................................................................................9
    3.14   Take or Paz..............................................................................................9
    3.15   Knowledge................................................................................................9
   ARTICLE 4. REPRESENTATIONS OF BUYER.............................................................................10
    4.1    Existence...............................................................................................10
    4.2    Authorization...........................................................................................10
    4.3    Power...................................................................................................10
    4.4    Brokers.................................................................................................10
    4.5    Further Distribution....................................................................................10
   ARTICLE 5. DISCLAIMER OF WARRANTIES.............................................................................11
    5.1    Information Provided....................................................................................11
    5.2    Regulatory Status.......................................................................................11
    5.3    No Warranties...........................................................................................12
    5.4    Buyer Inspection........................................................................................12
    5.5    Prior Operations........................................................................................12
   ARTICLE 6. TITLE MATTERS........................................................................................13
    6.1    Definition of Marketable Title..........................................................................13
    6.2    Definition of Permitted Encumbrances....................................................................14
    6.3    Notice of Title Defect..................................................................................16
    6.4    Remedies for Title Defects; Title Increases.............................................................16
    6.5    Value of Leasehold Interest or Title Defect.............................................................17
    6.6    Consents; Preferential Rights...........................................................................18
    6.7    Risk of Loss............................................................................................18
   ARTICLE 7. ENVIRONMENTAL MATTERS................................................................................18
    7.1    Environmental Assessment................................................................................18



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
    7.2    Environmental Defects...................................................................................19
    7.3    Limitations.............................................................................................19
    7.4    Environmental Laws......................................................................................20
   ARTICLE 8. COVENANTS OF SELLER..................................................................................20
    8.1    Access to Records.......................................................................................20
    8.2    Operations..............................................................................................20
    8.3    Permissions.............................................................................................21
    8.4    Resignation as Operator.................................................................................21
   ARTICLE 9. COVENANTS OF BUYER...................................................................................21
    9.1    Return of Data..........................................................................................21
    9.2    Indemnity Regarding Access..............................................................................21
   ARTICLE 10. SELLER'S CONDITIONS OF CLOSING......................................................................22
   10.1    Representations.........................................................................................22
   10.2    Performance.............................................................................................22
   10.3    Pending Matters.........................................................................................22
   10.4    Bonds...................................................................................................22
   10.5    Other Adjustments.......................................................................................22
   ARTICLE 11. BUYER'S CONDITIONS OF CLOSING.......................................................................22
   11.1    Representations.........................................................................................22
   11.2    Performance.............................................................................................22
   11.3    Pending Matters.........................................................................................23
   11.4    Other Adjustments.......................................................................................23
   ARTICLE 12. CLOSING.............................................................................................23
   12.1    Time and Place of Closing...............................................................................23
   12.2    Closing Obligations.....................................................................................23
   12.3    Further Assurances......................................................................................24
   ARTICLE 13. ADDITIONAL AGREEMENTS...............................................................................24
   13.1    Calculation of Adjusted Purchase Price..................................................................24
   13.2    Suspended Funds.........................................................................................25
   13.3    Receipts and Credits....................................................................................25
   13.4    Employee Matters........................................................................................25
   13.5    Signs...................................................................................................25
   13.6    Records.................................................................................................25
   13.7    Notices.................................................................................................26
   13.8    Recording Documents.....................................................................................26
   13.9    Right of Termination....................................................................................26
   13.10   Sales Taxes.............................................................................................27
   ARTICLE 14. ASSUMPTION OF OBLIGATIONS; INDEMNIFICATION..........................................................27
   14.1    Definitions.............................................................................................27
   14.2    Assumption of Contracts.................................................................................28
   14.3    Imbalances..............................................................................................28
   14.4    Seller's Limited Indemnity..............................................................................28
   14.5    Buyer's General Indemnity...............................................................................28
   14.6    Operations Prior to Closing.............................................................................28
   14.7    Buyer's Environmental Indemnification...................................................................29


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
   14.8    Buyer's Plugging Liability..............................................................................29
   ARTICLE 15. ARBITRATION.........................................................................................29
   15.1    Selection of Arbitrators................................................................................29
   15.2    Determination...........................................................................................30
   15.3    Decision Binding........................................................................................30
   ARTICLE 16. MISCELLANEOUS.......................................................................................30
   16.1    Amendment...............................................................................................30
   16.2    Gender..................................................................................................30
   16.3    Entire Agreement........................................................................................30
   16.4    Successors and Assigns..................................................................................30
   16.5    Survivability...........................................................................................30
   16.6    Severability............................................................................................31
   16.7    Governing Law...........................................................................................31
   16.8    Press Releases..........................................................................................31
   16.9    Section Headings........................................................................................31
   16.10   Waiver..................................................................................................31
   16.11   Tax Deferred Exchange Election..........................................................................31
   16.12   ARIES Data Base.........................................................................................31






                             EXHIBITS AND SCHEDULES

Description of Leases Being Conveyed..........................................................Exhibit "A"

Description of Wells and
Interests Being Conveyed....................................................................Exhibit "A-1"

Excepted Interests..........................................................................Exhibit "A-2"

Allocation of Values..........................................................................Exhibit "B"

Assignment and Bill of Sale...................................................................Exhibit "C"

Accounting Agreement..........................................................................Exhibit "D"




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
Litigation...................................................................................Schedule 3.6

Imbalances..................................................................................Schedule 3.12

Employees...................................................................................Schedule 13.4

                           PURCHASE AND SALE AGREEMENT

         This Purchase and Sale Agreement ("Agreement") dated as of February 23, 2000, is between CROSS TIMBERS OIL COMPANY, a Delaware corporation, whose address is 810 Houston Street, Suite 2000, Fort Worth, Texas 76102 ("Seller"), and ENCORE OPERATING, L. P., a Texas limited partnership, whose address is 777 Main Street, Suite 1400, Fort Worth, Texas 76102 ("Buyer").

         In consideration of the mutual covenants and agreements contained herein, the benefits to be derived by each party hereunder, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer agree as follows:

                          ARTICLE 1. PURCHASE AND SALE

         1.1 The Properties. Subject to the terms and conditions of this Agreement, Seller agrees to sell and convey to Buyer, and Buyer agrees to purchase from Seller, but effective as of 7:00 a.m. Standard Time, April 1, 2000, at the location of the respective Properties (the "Effective Time") all of Seller's right, title, and interest in and to the following:

         (a) The oil, gas and mineral leases described in Exhibit "A" attached hereto, and the leasehold estates created thereby, and the mineral or royalty interests described in said Exhibit "A" (collectively called the "Leases"), insofar only as the Leases cover and relate to the land(s) specifically described in Exhibit "A" (the "Land"), together with corresponding interests in and to all the property and rights incident thereto, including all rights in any pooled or unitized acreage by virtue of the Land being a part thereof, all production from the pool or unit allocated to any such Land, and all interests in any wells on the Land or within the pool or unit associated with the Land, including, without limitation of the foregoing, the wells or units (the "Wells") described on Exhibit "A-1" attached hereto; provided that, it is Seller's intent to assign to Buyer all of Seller's rights and interests in Crockett County, Texas, other than the Excepted Interests;

         (b) All producing, nonproducing, shut-in, and abandoned oil and gas wells, salt water disposal wells, injection wells, and water wells located on the Leases or lands pooled or unitized therewith, and all personal property (including pipelines), equipment, fixtures, and improvements located on and appurtenant to the Leases and Land insofar as they are used or obtained in connection with the operation of the Leases and the Wells and/or insofar as they relate to the production, treatment, sale, or disposal of hydrocarbons or water produced from the Leases or Land or attributable thereto;

         (c) To the extent transferable by Seller without material restriction under applicable law or third-party agreements (without the payment of any funds or consideration), all contracts and contractual rights, obligations, and interests, including all farmout and farmin agreements, operating agreements, production sales and purchase contracts, saltwater disposal agreements, surface leases, gas gathering or transportation agreements, division and transfer orders, and other contracts or agreements covering or affecting any or all of the interests described or referred to in




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


this Section 1.1 (the "Contracts");

         (d) All oil, condensate, natural gas, natural gas liquids, and other minerals produced after the Effective Time attributable to Seller's interest in the Properties;

         (e) All of the rights, interests and estates created under those certain easements, rights-of-way, servitudes, prescriptions, licenses, leases, permits and/or other agreements described in Exhibit "A" attached hereto and made a part hereof, including all rights and interests of Seller related to gathering systems and/or salt water disposal agreements presently serving the Leases, Wells, and Land, Additionally, all of Seller's right, title and interest in and to all improvements, fixtures, and other real and/or personal property (including, without limitation, all equipment, tanks, pipelines, flow lines, gathering lines, compressors, dehydration units, separators, meters, metering stations, buildings, fittings, pipe, pipe connector, valves, regulators, drips, storage facilities, absorbers, dehydrators, and power, telephone and telegraph lines) located on or under, or which in any way relate to, the Leases, Wells and Land;

         (f) All of Seller's rights under that certain Purchase and Sale Agreement dated effective January 15, 1998, with Rio Arriba Investments, LLC, the recorded Memorandum of Management Agreement and Power of Attorney dated effective January 15, 1998, the recorded Option to Purchase Oil and Gas Interests dated effective January 15, 1998, and the recorded Assignment of Oil and Gas Leases with Reservation of Production Payment dated effective January 15, 1998, insofar as the said "January 15, 1998 Rio Arriba Tax Credit Agreements" cover and affect Seller's interests in the Wells and Leases.

         All of the above real and personal properties, rights, titles, and interests described in subparagraphs (a) through (f) above, subject to the limitations and terms expressly set forth herein and in the Exhibit "A" attached hereto, but excluding the Excluded Property and the Excepted Interests described below, are hereinafter collectively called the "Properties" or, individually, a "Property".

         1.2 Excluded and Excepted Assets . Seller specifically excludes from this transaction all vehicles and other transportation equipment, furniture, office supplies and equipment, telephones and radio or other telecommunication systems, tools, store stock, spare parts, and equipment, and any other assets not specifically used in connection with the operation of the Leases and Wells (the "Excluded Property"). Seller will remove the Excluded Property either prior to the Closing or within 30 days thereafter.

         Additionally, SELLER SPECIFICALLY EXCEPTS FROM THIS AGREEMENT, AND RESERVES UNTO ITSELF, AND ITS SUCCESSORS AND ASSIGNS any and all interests in oil, gas and other minerals (whether royalty interests, overriding royalty interests, leasehold interests, mineral interests, or otherwise) described on Exhibit "A-2", or related to the leases or instruments described on Exhibit "A-2" attached hereto. (Such interests being herein called the "Excepted Interests").




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         1.3 Credits: Accounts Receivable. All trade credits, accounts receivable, notes receivable, and other receivables attributable to the Properties with respect to any period or time prior to the Effective Time of the purchase and sale shall remain the property of Seller and be excluded from this sale.

                            ARTICLE 2. PURCHASE PRICE

         2.1 Purchase Price. Buyer shall pay to Seller at Closing the sum of Forty Three Million and No/100 Dollars ($43,000,000.00) (the "Purchase Price"). The Purchase Price shall be increased to include interest at the rate of nine percent (9%) per annum on the Purchase Price (without any adjustments) compounded on the first day of each month for the period commencing on the Effective Date and ending on the Closing Date.

         2.2 Earnest Money. Upon execution of this Agreement, Buyer shall tender to Seller by wire transfer or certified check 10% of the above stated Purchase Price as a performance deposit (the "Deposit"), which shall be retained by Seller if Closing occurs and credited against the Purchase Price.

         2.3 Adjustments to Purchase Price. The Purchase Price shall be adjusted by the following:

         (a) The Purchase Price shall be increased by an amount equal to the sum of the following amounts (determined without duplication and on an accrual basis in accordance with generally accepted accounting principles consistently applied):

               (i) The value, less taxes (other than taxes on net income), of merchantable oil and other liquids in storage in the tanks (above the pipeline connection, if applicable) as of the Effective Time that is credited to the Properties, at the prevailing market value at the time of sale in the area, adjusted for grade and gravity;

               (ii) The amount of all expenses incurred and paid or to be paid by or on behalf of Seller, in connection with or attributable to the ownership or operation of the Properties during the period from the Effective Time to the Closing Date, including, but not limited to, royalties, rentals, and other charges and expenses billed under applicable operating agreements, or in the absence of an operating agreement, expenses of the sort customarily billed under such agreements, and including the customary overhead charges related to the Properties;

               (iii) An amount equal to all prepaid expenses attributable to the Properties that are paid or to be paid by or on behalf of Seller prior to the Closing Date and that are, in accordance with generally accepted accounting principles, attributable to the period after the Effective Time, including, without limitation, prepaid ad valorem, property, production, severance, and similar taxes (but not including income taxes) based upon or measured by the ownership of property or the






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                    production of hydrocarbons or the receipt of proceeds
                    therefrom (any refund of ad valorem tax attributable to the period before the Effective Time and received by Buyer shall be paid to Seller); and

                    (iv) Any other amounts required under this Agreement or otherwise agreed upon by Seller and Buyer.

         (b) The Purchase Price shall be decreased by an amount equal to the sum of the following amounts (determined without duplication and on an accrual basis in accordance with generally accepted accounting principles consistently applied):

                    (i) The amount of all proceeds received by Seller prior to the Closing Date attributable to the Properties and that are attributable to the time after the Effective Time;

                    (ii) An amount equal to all unpaid ad valorem, property, production, severance, and similar taxes and assessments (but not including income taxes) based upon or measured by the ownership of property or the production of hydrocarbons or the receipt of proceeds therefrom accruing to the Properties prior to the Effective Time, which amount shall be computed based upon such taxes assessed against the applicable portion of the Properties for the preceding calendar year or, if such taxes are assessed on other than a calendar year basis, for the tax-related year last ended; and

                    (iii) Any other amounts required under this Agreement or otherwise agreed upon by Seller and Buyer.

                      ARTICLE 3. REPRESENTATIONS OF SELLER

         3.1 Existence. Seller is a corporation duly organized, validly existing, and in good standing under the laws of the state of its incorporation, and is duly qualified to do business in the states in which the Properties are located.

         3.2 Authorization. Seller has all authority necessary to enter into this Agreement and to perform all its obligations hereunder. This Agreement has been duly executed and delivered on its behalf, and at the Closing all documents and instruments required hereunder will have been duly executed and delivered. This Agreement, and all such documents and instruments shall constitute legal, valid, and binding obligations enforceable in accordance with their respective terms, except to the extent enforceability may be affected by bankruptcy, reorganization, insolvency, or similar laws affecting creditors' rights generally.

         3.3 Power. Subject to preferential purchase rights and restrictions on assignment of the type typically found in the oil and gas industry, and to rights to consent by, required notices to, and filings with or actions by other governmental entities, Seller's execution, delivery, and

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performance of this Agreement and the transactions contemplated hereby will not:
(i) violate or conflict with any provision of its certificate of incorporation, by-laws, or other governing documents; (ii) result in the breach of any term or condition of, or constitute a default or cause the acceleration of any obligation under any agreement or instrument to which it is a party or by which it is bound; or (iii) violate or conflict with any applicable judgment, decree, order, permit, law, rule, or regulation.

         3.4 Brokers. Seller has incurred no liability, contingent or otherwise, for broker's or finder's fees in respect of this transaction, for which Buyer shall have any responsibility whatsoever.

         3.5 Foreign Person. Seller is not a "foreign person" within the meaning of the Internal Revenue Code of 1986, as amended (the "Code"), Section 1445 and 7701 (i.e. Seller is not a nonresident alien, foreign corporation, foreign partnership, foreign trust, or foreign estate as those terms are defined in the Code and any regulations promulgated thereunder).

         3.6 Litigation. Except as set forth on Schedule 3.6, there are no lawsuits directly involving the Properties with respect to which Seller has received service of process.

         3.7 Taxes. To Seller's knowledge, all ad valorem, property, production, excise, severance, windfall profit, and similar taxes and assessments based on or measured by the ownership of property or the production or removal of hydrocarbons or the receipt of proceeds therefrom on the Properties since the acquisition of each interest in the Properties by Seller have been paid timely.

         3.8 Leases. To Seller's knowledge, (a) Seller has not received notice of any, and is not in material default under the terms and provisions of the Leases; (b) all royalties, rentals, and other payments due thereunder by Seller have been timely paid in full on or before the due dates thereof; and (c) all of the wells have been drilled and completed within the boundaries of the Leases or within the limits otherwise permitted by contract, pooling, or unit agreement.

         3.9 Permits. Seller, or to Seller's knowledge, the operator of the Properties, has obtained and holds, or has caused to be obtained and to be held, in good standing, all licenses, permits, or other authorizations necessary to carry on business connected with the Properties as currently conducted where failure to obtain such licenses, permits, or other authorizations would have a material adverse effect on the Properties or operations thereof by Buyer.

         3.10 Compliance with Laws. To Seller's knowledge, Seller is not in material violation of any applicable laws or statutes, or any applicable regulations, rules or orders promulgated by the Federal Energy Regulatory Commission, the MMS, or any other federal or state regulatory agency, or any of their predecessor agencies, which might have a material adverse effect on the ownership or operation of the Properties or the production therefrom.

         3.11 Seller's Title. Seller has Marketable Title to the Properties, and Seller agrees to

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warrant its title to the Properties by, through, and under Seller, but not otherwise; provided that, any claimed deficiency or discrepancy in the Seller's Marketable Title of the interests stated on Exhibit "A-1" in the Properties shall only be adjusted pursuant to the provisions of Section 6.4 at Closing.

         3.12 Imbalances. To Seller's knowledge, there exists no imbalances regarding production taken or marketed from any Well or Leases except as set forth on Schedule 3.12 hereof.

         3.13 Basic Documents. With respect to the "Basic Documents" (defined below), to the knowledge of Seller: (i) all of such Basic Documents are in full force and effect and are the valid and legally binding obligations of the parties thereto, (ii) Seller is not in breach or default with respect to any material obligations pursuant to any such Basic Document or any regulations incorporated therein or governing same; (iii) all material payments (including, without limitation, joint interest or other billings under unit or operating agreements) due thereunder have been made by Seller or will be made by Seller prior to Closing; (iv) no other party to any Basic Document (or any successor in interest thereto) is in breach or default with respect to any of its material obligations thereunder; and (v) neither Seller not any other party to any Basic Document has given or threatened to give notice of any action to terminate, cancel, rescind or procure a judicial reformation of any Basic Document or any provision thereof. As used herein the term "Basic Documents" shall mean all contracts for the sale and purchase of gas produced from the Properties, farmout, dry hole, bottom hole, acreage contribution, purchase and acquisition agreements, operating agreements, area of mutual interest agreements, salt water disposal agreements, servicing contracts, easement and/or right-of-way agreements, unitization or pooling agreements and all other material executory contracts and agreements relating to the Properties, other than the leases.

         3.14 Take or Pay. To Seller's knowledge no contract for the sale of gas produced from any of the Properties contains any obligation to deliver in the future to the purchaser thereunder gas previously paid or under any "take or pay" provision and none of the Properties is subject to penalties on allowables after the Effective Date because of overproduction or any violation of applicable laws, rules or regulations of any governmental authority which would prevent such Property from being entitled to its full and regular allowable from and after the Effective Date.

         3.15 Knowledge. As used in these representations and other provisions in this Agreement, the phrase "to Seller's knowledge," or other similar language which qualifies a statement as to the knowledge of Seller, will mean that within the actual present knowledge of a Responsible Officer (i.e., any Vice President, Comptroller, Assistant Comptroller, General Counsel or Senior Vice President) such Officer has received no verbal information from an employee of Seller or any written information indicating that the specific statement so qualified is not accurate. In no event will any representation or other statement qualified, to Seller's knowledge, give rise to any implication or presumption that a specific inquiry or any inquiry has been made by any Responsible Officer to confirm or negate the matter being represented; and Buyer acknowledges that any such representation will be based solely on the actual present knowledge of the Responsible Officers as described herein above.


                       ARTICLE 4. REPRESENTATIONS OF BUYER

         4.1 Existence. Buyer is a limited partnership duly organized, validly existing, and in good standing under the laws of the state of its organization, and is duly qualified to do business in the states in which the Properties are located.

         4.2 Authorization. Buyer has all authority necessary to enter into this Agreement and to perform all its obligations hereunder. This Agreement has been duly executed and delivered on its behalf, and at the Closing all documents and instruments required hereunder will have been duly executed and delivered. This Agreement, and all such documents and instruments shall constitute legal, valid, and binding obligations enforceable in accordance with their respective terms, except to the extent enforceability may be affected by bankruptcy, reorganization, insolvency, or similar laws affecting creditors' rights generally.

         4.3 Power. Subject to rights to consents by, required notices to, and filings with or other actions by governmental entities, Buyer's execution, delivery, and performance of this Agreement and the transactions contemplated hereby will not: (i) violate or conflict with any provision of its certificate of incorporation, by-laws, or other governing documents; (ii) result in the breach of any term or condition of, or constitute a default or cause the acceleration of any obligation under any agreement or instrument to which it is a party or by which it is bound; or (iii) violate or conflict with any applicable judgment, decree, order, permit, law, rule, or regulation.

         4.4 Brokers. Buyer has incurred no liability, contingent or otherwise, for broker's or finder's fees in respect of this transaction, for which Seller shall have any responsibility whatsoever.

         4.5 Further Distribution. Buyer (i) is acquiring the Properties for its own account and without a view to the distribution thereof within the meaning of the Securities Act of 1933, as amended; (ii) has such knowledge and experience in business, financial, and oil and gas matters that it is capable of evaluating the merits and risks of entering into and of carrying out its obligations in connection with the acquisition of the Properties in the manner contemplated herein; (iii) has received to date all information concerning the Properties and such other information relating to this Agreement which it requested; and (iv) is able to bear the economic risk of its investment in the Properties for an indefinite period of time. Further, Buyer acknowledges that Seller is relying upon the representations contained in the foregoing sentence and that absent such representations the proposed sale to Buyer would not be entered into and this Agreement would not be executed and delivered by Seller.

                       ARTICLE 5. DISCLAIMER OF WARRANTIES

         5.1 Information Provided. All the information, statistics, summaries, and facsimiles furnished by or on behalf of Seller herewith or hereunder are furnished or will be furnished for Buyer's use at Buyer's sole risk. All such information has been compiled or prepared by or on behalf of Seller based upon Sellers files and records, and such information is believed to be correct; provided that, NEITHER SELLER, RANDALL & DEWEY, INC., LEHMAN BROTHERS, NOR ANY OF THEIR RESPECTIVE AFFILIATES, EMPLOYEES, OR REPRESENTATIVES, MAKES OR HAS MADE ANY REPRESENTATION, EXPRESS OR IMPLIED, AS TO THE ACCURACY, CORRECTNESS, COMPLETENESS, OR THE ADEQUACY OF SAME AND DOES NOT WARRANT OR GUARANTEE SUCH INFORMATION IN ANY WAY. NEITHER SELLER, RANDALL & DEWEY, INC., LEHMAN BROTHERS, NOR ANY OF THEIR RESPECTIVE AFFILIATES, EMPLOYEES, OR REPRESENTATIVES, HAS MADE ANY STATEMENTS OR REPRESENTATIONS CONCERNING THE ENVIRONMENTAL CONDITION OF THE PROPERTIES, PRODUCTION RATES, RECOMPLETION OPPORTUNITIES, DECLINE RATES, GEOLOGICAL OR GEOPHYSICAL DATA OR INTERPRETATIONS, THE QUALITY, QUANTITY, RECOVERABILITY OR COST OF RECOVERY OF ANY HYDROCARBON RESERVES, ANY PRODUCT PRICING ASSUMPTIONS, THE ABILITY TO SELL OR MARKET ANY HYDROCARBONS AFTER CLOSING, OR THE PRESENT OR FUTURE VALUE OF THE ANTICIPATED INCOME, COSTS, OR PROFITS, IF ANY, TO BE DERIVED FROM THE PROPERTIES. BUYER IS RESPONSIBLE FOR MAKING SUCH INDEPENDENT INVESTIGATION AND EVALUATION OF THE PROPERTIES AS BUYER SHALL DEEM APPROPRIATE, REALIZING THAT SELLER DOES NOT ASSUME AND SHALL HAVE NO LIABILITY TO BUYER OR ANY OTHER PARTY FOR ANY RELIANCE WHICH MAY BE PLACED ON THE INFORMATION, STATISTICS, SUMMARIES, OR FACSIMILES FURNISHED OR ANY STATEMENTS MADE RELATED TO THIS TRANSACTION. SPECIFICALLY, BUT WITHOUT LIMITING THE GENERALITY OF THE FOREGOING THE DESCRIPTION OF LEASES INCLUDED IN THE PROPERTIES, THE ACREAGE PURPORTED TO BE COVERED THEREBY, DEPTH LIMITATIONS (IF
ANY), ROYALTY AND OTHER BURDENS AFFECTING SAME, AND QUANTUM OF INTEREST HAVE BEEN DERIVED STRICTLY FROM SELLER'S RECORDS AND SELLER HAS NOT UNDERTAKEN ANY EXAMINATION OF TITLE TO VERIFY SAME. EXCEPT AS TO THE LIMITED SPECIAL WARRANTY OF TITLE DESCRIBED HEREIN, SELLER DOES NOT WARRANT TITLE TO THE PROPERTIES AND BUYER SHOULD THEREFORE UNDERTAKE SUCH TITLE EXAMINATION AS IT DEEMS APPROPRIATE PRIOR TO CLOSING.

         5.2 Regulatory Status. SELLER MAKES NO WARRANTY OR REPRESENTATION WHATSOEVER AS TO THE REGULATORY STATUS OF THE PROPERTIES, AND BUYER SHOULD SATISFY ITSELF AS TO SUCH MATTERS PRIOR TO THE CLOSING.

         5.3 No Warranties. CONVEYANCE OF THE PROPERTIES WILL BE MADE WITHOUT WARRANTIES OR COVENANTS, EXPRESS OR IMPLIED IN FACT OR IN LAW, AS TO TITLE, MERCHANTABILITY, DURABILITY, USE, OPERATION, FITNESS FOR ANY PARTICULAR PURPOSE, CONDITION, SAFETY OF THE PROPERTIES, COMPLIANCE WITH REGULATORY AND ENVIRONMENTAL REQUIREMENTS OR OTHERWISE.

         5.4 Buyer Inspection. BUYER HEREBY AGREES THAT IT WILL INSPECT THE PROPERTIES, INCLUDING THE LEASES AND THE CONTRACTS, WELLS, PERSONAL PROPERTY, AND EQUIPMENT ASSIGNED AND CONVEYED HEREIN AND THAT IT WILL ACCEPT THE SAME "AS IS, WHERE IS" AND "WITH ALL FAULTS". BUYER RELEASES SELLER GROUP (AS DEFINED HEREIN) FROM LOSSES (AS DEFINED HEREIN) WITH RESPECT TO THE PROPERTIES, WHETHER OR NOT CAUSED BY OR ATTRIBUTABLE TO SELLER'S NEGLIGENCE AND WHETHER OR NOT ARISING FROM OR IN CONNECTION WITH OR DURING THE PERIOD OF SELLER'S OWNERSHIP OR USE OF THE PROPERTIES. WITHOUT LIMITING THE ABOVE, BUYER WAIVES ITS RIGHT TO RECOVER FROM SELLER GROUP AND FOREVER RELEASES AND DISCHARGES SELLER GROUP FROM ANY AND ALL LOSSES, PENALTIES, FINES, LIENS, JUDGMENTS, COSTS AND EXPENSES WHATSOEVER (INCLUDING, WITHOUT LIMITATION, ATTORNEY'S FEES AND COSTS), WHETHER DIRECT OR INDIRECT, KNOWN OR UNKNOWN, FORESEEN OR UNFORESEEN, THAT MAY ARISE ON ACCOUNT OF OR IN ANY WAY BE CONNECTED WITH THE PHYSICAL CONDITION OF THE PROPERTIES OR ANY LAW OR REGULATION APPLICABLE THERETO, INCLUDING, WITHOUT LIMITATION, THE COMPREHENSIVE ENVIRONMENTAL RESPONSE, COMPENSATION AND LIABILITY ACT OF 1980, AS AMENDED (42 U.S.C. 9601 ET. SEQ.), THE RESOURCE CONSERVATION AND RECOVERY ACT OF 1976 (42 U.S.C. 6901 ET. SEQ.), THE CLEAN WATER ACT (33 U.S.C. 466 ET. SEQ.), THE SAFE DRINKING WATER ACT (14 U.S.C. 1401-1450), THE HAZARDOUS MATERIALS TRANSPORTATION ACT (49 U.S.C. 1801 ET SEQ.), THE TOXIC SUBSTANCE CONTROL ACT (15 U.S.C. 2601-2629) AND ALL APPLICABLE STATE OR LOCAL LAWS.

         5.5 Prior Operations. Buyer acknowledges that the Properties have been utilized for the purpose of production and development of oil and gas, and some oil field production equipment may contain asbestos or naturally occurring radioactive material (hereinafter referred to as "NORM"). In this regard Buyer expressly understands that NORM may affix or attach itself to the inside of wells, tubulars and equipment as scale, or in other forms, and that said wells tubulars and equipment located on the Properties or included therein may contain NORM, and that NORM-containing material may be buried or otherwise disposed of on the Properties. Buyer also expressly understands that special procedures may be required for the remediation, removal, transportation and disposal of asbestos and NORM from the Properties where it may be found, and Buyer assumes all responsibility and liability for or in connection with assessment, remediation, removal, transportation, and disposal of any such materials in accordance with all rules, regulations and requirements of governmental agencies.

                            ARTICLE 6. TITLE MATTERS

         6.1 Definition of Marketable Title. As used herein, the term "Marketable Title" shall mean, in the case of the Leases listed on Exhibit "A", such right, title and interest (owned beneficially or of record) that, except for Permitted Encumbrances:

         (a) is free from reasonable doubt to the end that a prudent person engaged in the business of purchasing and owning, developing and operating producing oil and gas properties with knowledge of all of the facts and their legal bearing would be willing to accept the same;

         (b) entitles Seller to receive not less than the interest set forth in Exhibit "A-1" as the "Net Revenue Interest" or "NRI" with respect to the oil, gas, and associated hydrocarbon minerals produced, saved and marketed from each unit or Well, as the case may be, that relates to the presently producing intervals in the Land included within each property identified on Exhibit "A" (each such identified property being herein referred to as a "Property");

         (c) obligates Seller to pay costs and expenses relating to the operations on and the maintenance and development of each unit or well, as the case may be, that relates to the presently producing intervals in the Land included within each Property, in an amount not greater than the "Working Interest" or "WI" set forth in Exhibit "A-1" with respect to such Property, without a corresponding increase in the Net Revenue Interest for such Property; and

         (d) is free and clear of any encumbrances, mortgages, liens, or consent requirements.

         6.2 Definition of Permitted Encumbrances. As used herein, the term "Permitted Encumbrances" shall mean:

         (a) Lessors' royalties, overriding royalties, reversionary interests, net profits interests, and similar burdens affecting a Lease if the net cumulative effect of such burdens does not operate to reduce the interest of Seller with respect to oil and gas produced from any units or Wells below the "Net Revenue Interest" or "NRI" set forth in Exhibit "A-1" for the Property to which such units or Wells relate;

         (b) Division orders and sales contracts terminable without penalty upon no more than 90 days notice to the purchaser;

         (c) Preferential rights to purchase and required third-party consents to assignments and similar agreements with respect to which waivers or consents are obtained from the appropriate parties or the appropriate time period for asserting the rights has expired without an exercise of such rights;

         (d) Materialman's, mechanic's, repairman's, employee's, contractor's, operator's, tax, and other similar liens or charges arising in the ordinary course of business for obligations that are not delinquent or that will be paid and discharged in the ordinary course of business or, if delinquent, that are being contested in good faith by appropriate action;

         (e) All rights to consent by, required notices to, filings with, or other actions by governmental entities in connection with the sale or conveyance of oil and gas leases or interests therein;

         (f) Conventional rights of reassignment upon the abandonment or termination of any lease, requiring notice to the holders of such rights;

         (g) Easements, rights-of-way, servitudes, permits, surface leases, and other rights of third parties in respect of surface operations, in each instance containing provisions not considered unduly burdensome in the industry;

         (h) All other liens, charges, encumbrances, contracts, agreements, obligations, title defects, or irregularities affecting the Leases or the units or Wells to which they relate that, individually or in the aggregate, with respect to an individual Property:

                  (i) are not such as to materially interfere with the operation or use of the Leases (or portion thereof) affected thereby;

                  (ii) do not presently delay the receipt or prevent Seller from receiving its share of the proceeds of production from any of the units or Wells to which the Leases relate;

                  (iii) do not presently reduce the interest of Seller with respect to all oil and gas produced from any unit or Well to which the Leases relate below the "Net Revenue Interest" or "NRI" set forth in Exhibit "A-1" for the Property to which such unit or Well relates; and

                  (iv) do not presently increase Seller's portion of the costs and expenses relating to the operations on and the maintenance and development of the Land included in any unit or Well to which the Leases relate above the "Working Interest" or "WI" set forth in Exhibit "A-1" for the Property to which such unit or Well relates;

         (i) All rights reserved to or vested in any municipality or governmental statutory or public authority to control or regulate any of the Leases in any manner, and all applicable laws, rules, and orders of any such authority;

         (j) Any Title Defects Buyer may have expressly waived in writing or which are deemed to have been waived under Section 6.3 or any other matters that are included in the adjustments to the Purchase Price pursuant to Section 2.3;

         (k) The terms and provisions of all operating agreements, unit agreements, unit operating agreements, communitization agreements, net profits agreements, and tax credit agreements affecting the Leases identified on Exhibit "A", and all pooling agreements and pooling designations affecting the Leases (other than any terms or provisions of such pooling agreements and pooling designations that affect the NRI or WI of such Leases); and

         (l) Calls on or preferential rights to purchase production, held by parties other than Seller or its affiliates.

         6.3 Notice of Title Defect. Buyer shall notify Seller in writing, as soon as reasonably practicable after Buyer has knowledge thereof, and in any event on or before 4:00 p.m., Central Time, on March 27, 2000 (the "Notification Deadline"), of any matter ("Title Defect") that would cause Seller's title to any of the Properties not to be Marketable Title, in each case together with a detailed explanation of (a) the nature of such Title Defect, (b) the Leases (or portions thereof) affected thereby, and (c) Buyer's proposed Defect Value (as hereinafter defined) for such Title Defect. Any matters that would otherwise constitute Title Defects but which are not specifically raised in writing (with the detailed explanation as contemplated in the immediately preceding sentence) by Buyer prior to the Notification Deadline shall conclusively be deemed waived by Buyer. As used herein, the term "Defect Value" shall mean with respect to each Title Defect, the reduction in the "Allocated Value" of the affected Leases as a result of such Title Defect, as determined pursuant to Section 6.5.

         6.4 Remedies for Title Defects; Title Increases.

         (a) Seller shall have the right, but not the obligation, to attempt to cure any Title Defect with respect to which it has received notice from Buyer prior to the Notification Deadline.

         (b) With respect to any Title Defect for which Seller received the required notice from Buyer before the Notification Deadline, Seller may, subject to the terms of the last sentence of this Section 6.4(b), elect at Closing from among the following options with respect to Title Defects that remain uncured:

                  (i) Seller may elect to indemnify Buyer against all liability, loss, cost, and expense resulting from such Title Defect, in which event the Purchase Price shall not be reduced and the Lease subject to such Title Defect shall be sold to Buyer hereunder (it being understood and agreed, however, that in no event shall Seller's liability under any such indemnity exceed the Defect Value of the Title Defect to which such indemnity relates);

                  (ii) Seller may elect to exclude the Lease subject to the Title Defect from the sale hereunder, in which event the Purchase Price shall be reduced by the Allocated Value (as defined in Section 6.5) of such Lease; or

                  (iii) If Seller has not elected any of the foregoing, the Lease subject to such Title Defect shall be sold to Buyer hereunder and the Purchase Price shall be reduced by the Defect Value for such Title Defect.

No adjustment to the Purchase Price for Title Defects shall be made unless and until, and only to the extent that the individual value of each Title Defect exceeds $25,000.00, and the aggregate value of all Title Defects (less any Title Increase (as defined below)) exceeds $1,720,000.00. No adjustment shall be made for the first $1,720,000.00 of Title Defects (less any Title Increases).

         (c) To the extent that same are discovered by either party prior to the Notification Deadline, Seller and Buyer acknowledge and agree that the Purchase Price shall be increased (a "Title Increase") by an amount equal to the value allocated to the following:

                  (i) any increase in Seller's Net Revenue Interest shown on Exhibit "A" for a Property without a corresponding increase for Seller's Working Interest above that shown on Exhibit "A" for such Property; or

                  (ii) any decrease in Seller's Working Interest below that shown on Exhibit "A" for any Property without a corresponding decrease in the Net Revenue Interest shown on Exhibit "A" for such Property;

in each case with such values to be agreed upon by Seller and Buyer (taking into account the Allocated Value for such Property) or otherwise determined pursuant to the procedures set forth in Section 6.5; provided, there shall be no increase in the Purchase Price for Title Increases pursuant to the terms of this Section 6.4(c) unless and until the aggregate of all Title Increase values (less any Title Defects) exceeds $1,720,000.00 and then only with respect to the excess of such aggregate net Title Increase values over $1,720,000.00.

         (d) Notwithstanding anything to the contrary contained in this
Agreement:

                  (i) the existence of a Title Defect shall not result in Buyer having any right to exclude any Lease from the sale hereunder or to fail to perform its obligations at Closing; and

                  (ii) there shall be no adjustment to the Purchase Price as a result of Seller's title to any of the Properties other than the Leases.

         6.5 Value of Leasehold Interest or Title Defect. As used herein, the term "Allocated Value" shall mean, with respect to any Lease, or any unit or well relating thereto, the amount set forth on Exhibit "B" for each Property. If Seller does not agree with Buyer's proposed Defect Value or the parties are unable to agree upon whether a Title Defect exists, the Allocated Value of a Property or the value allocated to a Title Increase, in each case for purposes of Section 6.4, then the parties shall enter into good faith negotiations and shall attempt to agree on such matter. If the parties are unable to reach an agreement on the existence of a Title Defect or the Defect Value of a Title Defect or the value allocated to any Title Increases, in any such case within 10 days after the commencement of good faith negotiations, at either party's option, upon notice to the other party, such shall be determined by arbitration as provided in Article 15. In the event arbitration is not concluded prior to the Closing Date, the Property affected by the alleged Title Defect shall be excluded from the sale to Buyer under this Agreement, and the Purchase Price shall be reduced by the Allocated Value therefor. If the arbitration determines that there should be an adjustment to the Allocated Value, Seller will elect among the options in
Section 6.4(b) as to the affected Property; if the arbitration determines that there should be no adjustment to the Allocated Value, then Seller will convey the Property to Buyer and Buyer will pay to Seller the Allocated Value.

         6.6 Consents; Preferential Rights. Should any of the Contracts require a consent to assignment of any of the Properties, then the sale of the Properties affected thereby will be subject to Seller obtaining such consent or a waiver of such consent. Seller shall not be obligated to incur any expenses to obtain such consent or waiver and shall not be liable to Buyer by reason of any inability or failure to obtain any such waiver or consent. If any of the Properties are subject to a preferential right to purchase and, prior to Closing, any holder of a preferential right to purchase notifies Seller that it intends to consummate the purchase of the Property to which its preferential right applies, or if the preferential purchase right has not been waived or expired, then the affected Properties shall be excluded from the sale to Buyer under this Agreement, and the Purchase Price shall be reduced by the Allocated Value of such Property; provided, however, that if the holder of such preferential right fails to exercise or consummate the purchase of the Property covered by such right, then within 60 days following the Closing Date, Seller shall so notify Buyer, and within 30 days after Buyer's receipt of such notice from Seller, Seller shall sell to Buyer, and Buyer shall purchase from Seller, for a price equal to the Allocated Value of such Property (as adjusted pursuant to the provisions of Section 2.3 above) and upon the other terms of this Agreement (to the extent applicable), the Property to which the preferential right applied.

         6.7 Risk of Loss. No adjustment to the Purchase Price shall be made if, after the date hereof and prior to the Closing, any part of the Properties shall be destroyed or harmed by fire or any other casualty or cause or shall be taken by condemnation or the exercise of eminent domain, but Buyer shall be entitled to any applicable insurance proceeds (to the extent actually received by Seller and not payable from a captive insurance carrier or subject to reimbursement or repayment by Seller or its affiliates) or condemnation awards.

                        ARTICLE 7. ENVIRONMENTAL MATTERS

         7.1 Environmental Assessment. Buyer shall have the right, at Buyer's sole risk and expense, to make an environmental assessment of the Properties during the period beginning on the date of execution of this Agreement and ending at the close of business on March 15, 2000 ("Examination Period") subject to the confidentiality agreement dated February 17, 2000 previously signed by Buyer. During Seller's normal business hours and after providing Seller 48 hours prior notice of any such activities, Buyer and its representatives shall have the right to enter upon the Properties and all buildings and improvements thereon, inspect the same, conduct soil and water tests and borings, and generally conduct such tests, examinations, and investigations as may be necessary for the preparation of appropriate environmental reports relating to the Properties and their condition. Seller will have the right to (i) witness all tests and investigations, (ii) receive an equal distribution of all samples taken by Buyer or its representative, and (iii) promptly receive a copy of any environmental report prepared. Further, Seller grants Buyer access to the Properties to conduct its environmental assessment upon the condition that Buyer indemnifies and holds Seller Group harmless from and against any and all claims arising out of or as a result of the activities of Buyer or its representatives on the Property in conducting such environmental assessment.

         7.2 Environmental Defects. Buyer will notify Seller on or before March 15, 2000, at 4:00 p.m., Central Time (the "Environmental Notice Deadline") of
(i) the existence of any environmental condition on the real property comprising any property that constitutes a violation of Environmental Laws as in effect on the date hereof and requires immediate remediation under such laws, and (ii) the cost to remediate such condition as to any individual Property, determined utilizing the most cost effective method of remediation available. In the event the cost of remediation is in excess of $25,000.00 as to any individual affected Property (an "Environmental Defect") and the aggregate remediation costs of all such Environmental Defects exceed $1,720,000.00, then Seller may, at its sole option, and as to each such Property affected, elect to:

         (a) agree to undertake such remedial action as may be required to cause such Property to be brought into compliance with Environmental Laws as in effect on the date hereof (which remedial action would be undertaken by Seller promptly following Closing), in which event the affected Property would be purchased by Buyer at Closing and the Purchase Price would not be reduced on account of such Environmental Defect; or

         (b) exclude the affected Property and reduce the Purchase Price by the Allocated Value for such Property; or

         (c) adjust the Purchase Price in the amount that the agreed aggregate remediation costs exceed the limitation amount in Section 7.3; or

         (d) indemnify Buyer for remediation costs when and if such remediation is actually undertaken.

If Seller elects to undertake remedial action or indemnify Buyer for remediation costs pursuant to the foregoing provisions, Buyer shall be responsible for the first $1,720,000.00 in remediation costs incurred. Buyer agrees, to the full extent that it has the right to do so, to grant Seller such access as may be necessary to permit Seller to complete such remedial action.

         7.3 Limitations.

         (a) No adjustment to the Purchase Price will be made and Seller will not be obligated to undertake any action in respect to the first $1,720,000.00 of remediation costs for Environmental Defects.

         (b) Seller shall not be responsible to remediate or to pay for remediation costs in excess of the Allocated Value of the affected Property.

         (c) Any environmental condition which was disclosed to or known by Buyer before the execution of this Agreement will not qualify as an Environmental Defect under Section 7.2.

         (d) The indemnification, if any, provided under Section 7.2(d) shall terminate, and Seller shall have no further obligation under Section 7.2, for remediation projects commenced more than one year after the date of this Agreement.

         7.4 Environmental Laws. As used herein, the term "Environmental Laws" shall mean any and all laws, statutes, regulations, rules, orders, ordinances, permits, or determinations of any governmental authority pertaining to health or conservation or protection of the environment, wildlife, or natural reserves in effect in any and all jurisdictions in which the Property is located, including, without limitation, the Clean Air Act, as amended, the Federal Water Pollution Control Act, as amended, the Safe Drinking Water Act, as amended, the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), as amended, the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), as amended, the Resource Conservation and Recovery Act ("RCRA"), as amended, the Hazardous and Solid Waste Amendments Act of 1984, as amended, the Toxic Substances Control Act, as amended, and the Occupational Safety and Health Act ("OSHA"), as amended. The terms "hazardous substance", "release", and "threatened release" shall have the meanings specified in CERCLA; provided, however, that to the extent the laws of the state in which the Property is located are applicable and have established a meaning for "hazardous substance", "release", "threatened release", "solid waste", "hazardous waste", and "disposal" that is broader than that specified in CERCLA or RCRA, such broader meaning shall apply with respect to the matters covered by such laws.

                         ARTICLE 8. COVENANTS OF SELLER

         8.1 Access to Records. Prior to the Closing Date, Seller shall grant Buyer access to the Records during Seller's normal business hours upon reasonable prior notification, subject to the confidentiality agreement previously signed by Buyer. The Records shall be made available at their present location together with suitable office facilities for review purposes.

         8.2 Operations. From the date of this Agreement until Closing (the "Interim Period"), except as otherwise approved by Buyer (which approval shall not be unreasonably withheld), Seller:

         (a) shall permit Buyer to have access to those Properties operated by Seller and shall use reasonable efforts to provide Buyer access to those Properties not operated by Seller;

         (b) shall operate the Properties for which it is the operator in accordance with past practices;

         (c) shall not transfer, sell, hypothecate, encumber, or otherwise dispose of any of the Properties (other than sale of production in the ordinary course of business or as required in connection with the exercise by third parties of preferential rights to purchase any of the Properties);

         (d) shall not abandon any wells or surrender any Leases (other than as required by law or governmental order or regulation or in connection with an emergency);

         (e) shall not enter into any production sale, processing, or treating agreements affecting the Properties not terminable on no more than 30 days' notice;

         (f) shall promptly notify Buyer of any written notice received by Seller relating to any claims or lawsuits relating to the Properties; and

         (g) shall not make any commitments to expend funds in connection with the ownership or operation of the Properties (other than as required by law or governmental order or regulation or in connection with an emergency) in an amount in excess of $50,000 net to Seller's interest. If Buyer fails to respond within a period reasonably requested by Seller (taking into account any time limitations imposed on Seller) following delivery by Seller of a request for approval with respect to any such proposed action or expenditure, then Buyer shall be deemed to have agreed with Seller's election or other determination with respect thereto.

         8.3 Permissions. During the Interim Period, Seller will use reasonable efforts to obtain all permissions, approvals, and consents of federal, state, and local governmental authorities and others as may be required to consummate the sale contemplated hereunder (excluding governmental permissions, approvals, and consents which are customarily obtained after the consummation of transactions of the type contemplated hereunder).

         8.4 Resignation as Operator. As to the Properties which are operated by Seller, Seller will tender its resignation as operator as of the Closing and will cooperate with Buyer in seeking to have Buyer selected as successor operator as soon as is practicable.

                          ARTICLE 9. COVENANTS OF BUYER

         9.1 Return of Data. Buyer agrees that if this Agreement is terminated for any reason whatsoever, Buyer shall, at Seller's request, promptly return to Seller all information and data furnished by or on behalf of Seller to Buyer, its officers, employees, and representatives in connection with this Agreement or Buyer's investigation of the Properties, and Buyer shall deliver to Seller or destroy all copies, extracts, or excerpts of such information and data and all documents generated by Buyer that contain any portion of such information or data.

         9.2 Indemnity Regarding Access. Buyer agrees to protect, indemnify, defend, and hold harmless Seller Group from and against any and all Losses in connection with personal injuries, including death, or property damage arising out of or relating to the access of Buyer, its officers, employees, and representatives to the Properties and any information relating thereto as permitted under this Agreement, REGARDLESS OF WHETHER SUCH INJURIES, DEATH,

OR DAMAGES ARE CAUSED IN WHOLE OR PART BY THE SOLE, PARTIAL, CONCURRENT, OR OTHER NEGLIGENCE, STRICT LIABILITY, OR OTHER FAULT OF SELLER GROUP.

                   ARTICLE 10. SELLER'S CONDITIONS OF CLOSING

         The obligation of Seller to close this transaction shall be subject to and conditioned upon the following, any one or more of which may be waived by Seller, in whole or in part:

         10.1 Representations. The representations of Buyer under Article 4 of this Agreement shall be true and accurate in all material respects as of the date when made and shall be deemed to be made again at and as of the time of the Closing and shall then be true and accurate in all material respects.

         10.2 Performance. Buyer shall have performed and complied with each covenant, agreement, and condition required by this Agreement to be performed or complied with by it prior to or at Closing.

         10.3 Pending Matters. At Closing, no litigation, proceeding, investigation, or inquiry shall be pending or threatened to enjoin or prevent the consummation of the transactions contemplated by this Agreement.

         10.4 Bonds. Where applicable, Buyer shall have furnished evidence satisfactory to Seller that Buyer has obtained any requisite plugging bonds and other assurances required by governmental authorities having jurisdiction, including, where applicable, qualification to assume operatorship.

         10.5 Other Adjustments. The aggregate sum of Title Defect, Title Increase, and Environmental Defect adjustments does not exceed fifteen (15%) percent of the Purchase Price.

                    ARTICLE 11. BUYER'S CONDITIONS OF CLOSING

         The obligation of Buyer to close this transaction shall be subject to and conditioned upon the following, any one or more of which may be waived by Buyer, in whole or in part:

         11.1 Representations. The representations of Seller under Article 3 of this Agreement shall be true and accurate in all material respects as of the date when made and shall be deemed to be made again at and as of the time of the Closing and shall then be true and accurate in all material respects.

         11.2 Performance. Seller shall have performed and complied with each covenant, agreement, and condition required by this Agreement to be performed or complied with by Seller prior to or at the Closing.

         11.3 Pending Matters. At Closing, no suit or action shall have been instituted or threatened that questions or reasonably appears to portend subsequent questioning of the validity or legality of this Agreement or the transactions contemplated by this Agreement.

         11.4 Other Adjustments. The aggregate sum of Title Defect, Title Increase, and Environmental Defect adjustments does not exceed fifteen (15%) percent of the Purchase Price.

                               ARTICLE 12. CLOSING

         12.1 Time and Place of Closing. Subject to the conditions stated in this Agreement, the consummation of the transactions contemplated hereby (the "Closing") shall occur on March 30, 2000 (the "Closing Date"). The Closing shall be held at Seller's offices located at 810 Houston Street, Suite 2000, Fort Worth, Texas, or at such other location as may be mutually agreed upon by Seller and Buyer.

         12.2 Closing Obligations.

         (a)      At Closing, Seller shall deliver to Buyer the following:

                  (i) Executed Assignment and Bill of Sale of the Properties, in the form attached hereto as Exhibit "C";

                  (ii) An initial settlement statement reflecting adjustments to the Purchase Price as provided in Article 2 above;

                  (iii) Resignations of Seller as operator of any of the Properties of which Seller is operated;

                  (iv) Executed change of operator forms, relating to all units and Wells included within the Properties;

                  (v) Executed Accounting Agreement relating to the Properties, in the form attached hereto as Exhibit "D";

                  (vi) Possession of the Properties; and

                  (vii) Letters in lieu of transfer orders prepared by Buyer, directing the payment to Buyer of proceeds of production from the Properties as of and after the Effective Time.

         (b)      At Closing, Buyer shall:

                  (i) Deliver to Seller the Purchase Price, as adjusted pursuant to Article 2, less the amount of the Deposit, by wire transfer to Seller's account as identified by Seller;

                  (ii) Execute the Assignment and Bill of Sale delivered by Seller to Buyer at Closing, evidencing Buyer's acceptance of same and assumption of all obligations thereunder;

                  (iii) Provide evidence to Seller that Buyer has obtained any requisite plugging bonds and other assurances required by governmental authorities having jurisdiction, including, where applicable, qualification to assume operatorship;

                  (iv) Execute the change of operator forms, executed copies of which shall be retained by Seller; and

                  (v) Execute the Accounting Agreement delivered by Seller to Buyer at Closing, evidencing Buyer's acceptance of same and assumption of all obligations thereunder.

         12.3 Further Assurances. The parties shall execute, acknowledge, and deliver any other documents and shall take such other actions as may be necessary to carry out their obligations under this Agreement.

                        ARTICLE 13. ADDITIONAL AGREEMENTS

         13.1 Calculation of Adjusted Purchase Price. Within 120 days after the Closing, Seller shall prepare, in accordance with this Agreement and with generally accepted accounting principles consistently applied, and deliver to Buyer a statement setting forth each adjustment to the Purchase Price required pursuant to Section 2.3 and showing the calculation of each such adjustment. Within 30 days after receipt of such statement from Seller, Buyer shall deliver to Seller a written report containing all changes with explanations and documentation therefor that Buyer proposes be made to such statement, it being agreed that Buyer's failure to deliver such report to Seller within such time period shall constitute acceptance by Buyer of Seller's statement. From and after the expiration of such 30-day period, no additional changes to the statement provided by Seller shall be considered by the parties. If Buyer has timely delivered such written report, the parties shall then undertake to agree on the items in dispute and the final Adjusted Purchase Price no later than 30 days after the receipt by Seller of Buyer's statement of proposed changes (it being agreed that any disputes as to adjustments relating to Title Defects shall be resolved prior to such time pursuant to the provisions of Article 6). Following the final determination of the Adjusted Purchase Price pursuant to this Section 13.1, Seller or Buyer, as the case may be, shall make the payment required within five business days after such final determination. Buyer will provide any information reasonably requested by Seller in order for Seller to prepare such statement or verify Buyer's written report.

         13.2 Suspended Funds. As soon as practicable after the Closing, Seller shall provide to Buyer a listing showing all proceeds from production attributable to the Properties that are currently held in suspense and shall transfer to Buyer all such suspended proceeds. Buyer shall be responsible for proper distribution of all the suspended proceeds to the parties lawfully entitled to them, and hereby agrees to indemnify, defend, and hold harmless Seller from and against any and all Losses arising out of or relating to Buyer's retention or distribution of such suspended proceeds.

         13.3 Receipts and Credits. Subject to the terms hereof and except to the extent same have already been taken into account as an adjustment to the Purchase Price, all monies, proceeds, receipts, credits, and income accruing to the Properties (a) for the period subsequent to the Effective Time, shall be the sole property and entitlement of Buyer, and, to the extent received by Seller, Seller shall fully disclose, account for, and transmit same to Buyer promptly, and (b) for the period prior to the Effective Time, shall be the sole property and entitlement of Seller and, to the extent received by Buyer, Buyer shall fully disclose, account for, and transmit same to Seller promptly.

         13.4 Employee Matters. Buyer may offer employment, to be effective upon the Closing, only to those employees of Seller and/or its affiliates that are primarily involved in the operations of the Assets and that are listed on
Schedule 13.4 hereto (the "Employees"). Prior to Closing, Buyer shall provide to Seller, in writing, a list of those Employees to whom Buyer has made offers of employment. Buyer shall have full discretion in determining the terms, conditions and benefits relating to such employment.

         13.5 Signs. Seller shall have the option to remove Seller's name and signs from the operated Properties or to require Buyer to do so. Buyer hereby grants Seller a right of access to remove Seller's signs and name from all wells and facilities on the Properties or to confirm that Buyer has done so. If there are any remaining Seller signs and name on the Properties after Closing, Buyer shall promptly, but no later than required by applicable rules and regulations or forty-five (45) days thereafter, whichever is earlier, remove any remaining signs and references to Seller and shall erect or install all signs complying with any applicable governmental rules and regulations, including but not limited to, those showing Buyer as operator of the Properties.

         13.6 Records. All files, records, documentation, and data of Seller relating to (or evidencing) Seller's ownership or rights in the Properties or other rights and interests described herein, including, but not limited to, lease files, land files, well files, production sales agreements files, division order files, title opinions and abstracts, governmental filings, production reports, production logs, core sample reports, and land maps, as such data is assembled and maintained in the normal course of business, excluding any such data that is proprietary or that Seller is prohibited from conveying (collectively, the "Records"), will be, as soon as is reasonably possible after Closing, delivered to Buyer at Seller's offices. Seller will be entitled to retain a copy of the Records. Buyer agrees to use reasonable efforts to maintain the Records for five (5) years after Closing. Buyer shall provide Seller and its representatives reasonable access to and the right to copy the Records (at Seller's sole expense). If Buyer decides to destroy any Records prior to the expiration of the five years, it will so notify Seller and Seller shall have the right to instead obtain such files at its sole expense. To the extent not obtained or satisfied as of Closing, Seller agrees to continue to use all reasonable efforts, but without any obligation to incur any cost or expense in connection therewith, and to cooperate with Buyer's efforts to obtain for Buyer access to files, records and data relating to the Property in the possession of third parties.

         13.7 Notices. All notices hereunder shall be in writing and any communication or delivery hereunder shall be deemed to have been duly made when personally delivered to the individual indicated below, or if mailed, when received by the party charged with such notice and addressed as follows:

         SELLER:  Cross Timbers Oil Company
                  810 Houston Street, Suite 2000
                  Fort Worth, Texas  76102
                  Attention:  Edwin S. Ryan, Jr.
                  Fax:  (817) 885-2224

                  With a copy to:  E. E. "Rett" Storm III
                                   810 Houston Street, Suite 2000
                                   Fort Worth, Texas  76102
                                   Fax:  (817) 885-2278

         BUYER:   Encore Acquisition Partners, Inc.
                  777 Main Street, Suite 1400
                  Fort Worth, Texas 76102
                  Attention:  Jonny Brumley
                  Fax: (817) 877-1655

Any party may, by written notice so delivered to the other, change the address of the individual to which or to whom delivery shall thereafter be made.

         13.8 Recording Documents. Buyer shall pay all documentary, filing, and recording fees incurred in connection with the filing and recording of the instruments of conveyance. As soon as practicable after Closing, Buyer shall provide Seller with copies of all recorded documents conveying the Properties to Buyer.

         13.9 Right of Termination.

         (a) This Agreement and the transactions contemplated hereby may be terminated in the following instances:

                  (i) By Seller if any of the conditions set forth in Article 10 are not satisfied in all material respects or waived as of the Closing Date.

                  (ii) By Buyer if any of the conditions set forth in Article 11 are not satisfied in all material respects or waived as of the Closing Date.

                  (iii) At any time by the mutual written agreement of Buyer and Seller.

provided, however, no party may exercise its right of termination under this
Section 13.9 if the event giving rise to termination right is due to the willful failure of such party to perform or observe in any material respect any of the covenants or agreements of such party under this Agreement.

         (b) In the event of the termination of this Agreement by Seller in accordance with Section 13.9(a)(i), Seller shall have no liability hereunder of any nature whatsoever to Buyer, including any liability for damages. If Buyer terminates this Agreement in accordance with Section 13.9(a)(ii) above, if the parties terminate this Agreement in accordance with Section 13.9(iii), or Seller terminates it due to failure of either of the conditions in Sections 10.3 and 10.5, Buyer shall have no liability hereunder of any nature whatsoever to Seller including any liability for damages, and shall be entitled to return of the Deposit with interest as provided in Section 2.2. If Buyer terminates this Agreement other than in accordance with Section 13.9(a)(ii), or if Seller terminates this Agreement in accordance with Section 13.9(a)(i) (except based on the Section 10.3 and 10.5 conditions), Seller shall retain the Deposit with all interest earned thereon and Buyer shall have no further liability hereunder of any nature whatsoever to Seller including any liability for damages.

         (c) Except as provided above in this Section 13.9, nothing contained herein shall be construed to limit Seller's or Buyer's legal or equitable remedies in the event of breach of this Agreement.

         13.10 Sales Taxes. The Purchase Price provided for hereunder excludes any sales taxes or other taxes in connection with the sale of Properties pursuant to this Agreement. If a determination is ever made that a sales tax or other transfer tax applies, Buyer shall pay such tax as well as any applicable conveyance, transfer, and recording fees, and real estate transfer stamps or taxes imposed on any transfer of property pursuant to this Agreement. Buyer shall defend, indemnify, and hold Seller harmless with respect to the reporting and payment of all such taxes, if any, including any interest or penalties assessed thereon.

             ARTICLE 14. ASSUMPTION OF OBLIGATIONS; INDEMNIFICATION

         14.1 Definitions. As used in this Agreement:

         (a) "Losses" means any liabilities, losses, claims, demands, causes of action, costs and expenses (including, but not limited to, court costs and reasonable attorneys' fees and other costs and expenses incident to proceedings or investigations respecting, or the prosecution or defense of, a claim) of every kind and character.

         (b) "Seller Group" means Seller and its officers, directors, contractors, agents, employees, professional advisors, and representatives.

         14.2 Assumption of Contracts. The sale of the Properties is and will be made subject to the Contracts to which the Properties are presently subject. Buyer shall assume and be responsible for all obligations accruing under the Contracts as of and after the Effective Time.

         14.3 Imbalances. For purposes of this Section 14.3, an "imbalance" includes any imbalance regarding production taken or marketed from any Lease or Well which could result in (i) a portion of Buyer's interest in production therefrom to be taken or delivered after the Effective Date without Buyer receiving payment therefor and at the price it would have received absent such imbalance; (ii) Buyer being obligated to make payment to any person or entity as a result of such imbalance; or (iii) production being shut-in or curtailed after the Effective Date due to non-compliance with allowables, production quotas, proration rules, or similar orders or regulations of governmental authorities. Prior to Closing, Buyer will verify the existence of any production imbalance (including those listed by Seller on Schedule 14.3 hereof), as of the Effective Date, as to the Seller's interest in the Properties, and the Purchase Price will be adjusted at Closing. Such adjustment shall be calculated by multiplying the volume of the net production imbalance by One Dollar ($1.00) per mcf. At Closing, Buyer shall accept all production imbalances that exist on the Properties as of the Effective Time and shall assume all responsibility to settle with other interest owners for any such over or under gas or oil imbalances that exist on the Properties. If the production imbalance on a particular Property is a net liability, Buyer shall defend, indemnify, and hold Seller harmless for that net liability.

         14.4 Seller's Limited Indemnity. Seller shall be responsible for any and all Losses arising out of, incident to, or in connection with personal injuries, including death, arising out of the operation of the Properties, or the accounting or payment to royalty owners and working interest owners in the Leases and/or Wells comprising a part of the Properties, insofar as such Losses relate to the period of time within two (2) years prior to the Effective Time, and Seller agrees to defend, indemnify, and hold Buyer Group harmless from and against any and all Losses that result from such claims, if any, that are filed within a period of two (2) years after the Effective Time.

         14.5 Buyer's General Indemnity. Buyer hereby agrees to assume all responsibility for the wells, the casing, and all other leasehold equipment in and on said wells, and all other personal property and fixtures used on or in connection with the Leases before, on, and after the Effective Time. Subject only to Seller's indemnification in Section 14.4, Buyer agrees to defend, indemnify, and hold Seller Group harmless from and against any and all Losses arising out of, incident to, or in connection with the Properties, or Buyer's or other parties' operations on the Properties, arising and occurring before, on, or after the Effective Time.

         14.6 Operations Prior to Closing. Buyer hereby releases Seller Group, and agrees to indemnify, defend and hold Seller Group harmless, from all Losses with respect to continued operations by Seller under Section 8.2, WHETHER OR NOT CAUSED IN WHOLE OR IN

PART BY, AND INCLUDING, ANY SOLE OR CONCURRENT NEGLIGENCE OR STRICT LIABILITY OF SELLER, UNLESS CAUSED BY SELLER'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

         14.7 Buyer's Environmental Indemnification. Except as to the indemnification, if any, provided under Section 7.2(d), Buyer, its successors and assigns, hereby agree to indemnify against, and defend and hold Seller Group harmless from all Losses (including but not limited to any civil fines, penalties, expenses, costs of clean-up or remediation, and plugging liabilities for any and all wells) brought by any and all persons, including, but not limited to, Buyer's and Seller's employees, agents, or representatives and also any private citizens, persons, or organizations and any agency, branch, or representative of federal, state, or local government, on account of any personal injury, disease, or death or any damage, destruction, loss of property or contamination of natural resources (including air, soil, surface water, or ground water) resulting from, arising out of any liability caused by, or connected with any environmental condition of, on, or resulting from the Properties before, on, or after the Effective Time, including, but not limited to, the presence, disposal, or release of any material of any kind in, on or under the Properties or other affected property, or at any time caused by or connected with acts or omissions of any party's employees, representatives, or agents with regard to the use, ownership, or operatorship of the Properties. BUYER'S INDEMNIFICATION SHALL EXTEND TO AND INCLUDE (i) THE NEGLIGENCE OF SELLER GROUP, BUYER, AND PARTIES ACTING ON BEHALF OF BUYER, WHETHER SUCH NEGLIGENCE IS ACTIVE OR PASSIVE, JOINT, SOLE, OR CONCURRENT, AND (ii) SELLER'S STRICT LIABILITY. This indemnification shall be in addition to any other indemnity provisions contained in this Agreement, and it is expressly understood and agreed that any terms of this Section 14.7 shall control over any conflicting or contradicting terms or provisions contained in this Agreement, except as to the indemnity, if any, provided under Section 7.2(d).

         14.8 Buyer's Plugging Liability. Buyer shall properly plug and abandon at Buyer's expense all wells herein assigned or located on the Properties and shall clean and restore the surface at Buyer's expense and in accordance with the applicable Lease provisions and state and federal rules and regulations pertaining to the plugging and abandoning of such wells and the restoration of such surface. Buyer shall indemnify, defend, and hold Seller Group harmless from and against all Losses as a result of Buyer's failure to comply with the provisions of this Section.

                             ARTICLE 15. ARBITRATION

         15.1 Selection of Arbitrators. Any controversy between the parties hereto arising under this Agreement and not resolved by agreement shall be determined by a board of arbitration upon notice of submission given by either party to the other, which notice shall name a qualified, independent arbitrator. Within ten (10) days after the receipt of such notice, the other party shall name a qualified, independent arbitrator, or failing to do so, the party giving notice shall name the second. The two arbitrators so appointed shall name the third qualified, independent arbitrator, or failing to do so, the third arbitrator may be appointed by the Senior Judge (in service) of the United States District Court for the Northern District of Texas.

         15.2 Determination. The arbitrators selected to act hereunder shall be qualified by education and experience to pass on the particular question in dispute. The arbitrators shall promptly hear and determine (after due notice of hearing and giving the parties a reasonable opportunity to be heard) the questions submitted, and shall render their decision within sixty days after appointment of the third arbitrator. If within said period a decision is not rendered by the board, or majority thereof, new arbitrators may be named and shall act hereunder at the election of either Buyer or Seller in like manner as if none had been previously named.

         15.3 Decision Binding. The decision of the arbitrators, or the majority thereof, made in writing shall be final and binding upon the parties hereto as to the questions submitted, and Buyer and Seller will abide by and comply with such decision. The expenses of arbitration, including reasonable compensation to the arbitrators, shall be borne equally by the parties hereto, except that each party shall bear the compensation and expenses of its own counsel, witnesses, and employees.

                            ARTICLE 16. MISCELLANEOUS

         16.1 Amendment. This Agreement may not be amended nor any rights hereunder waived except by an instrument in writing signed by the party to be charged with such amendment or waiver and delivered by such party to the party claiming the benefit of such amendment or waiver.

         16.2 Gender. References made in this Agreement, including use of a pronoun, shall be deemed to include where applicable, masculine, feminine, singular or plural, individuals, partnerships, or corporations. As used in this Agreement, "person" shall mean any natural person, corporation, partnership, trust, estate, or other entity.

         16.3 Entire Agreement. This Agreement constitutes the entire understanding among the parties with respect to the subject matter hereof, superseding all negotiations, prior discussions, and prior agreements and understandings relating to such subject matter.

         16.4 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of, the parties hereto and, except as otherwise prohibited, their respective successors and assigns; and except as otherwise stated herein, nothing contained in this Agreement, or implied herefrom, is intended to confer upon any other person or entity any benefits, rights, or remedies.

         16.5 Survivability. All representations provided in this Agreement will terminate at closing, provided that, all indemnifications and covenants provided herein shall survive the Closing and the delivery and recordation of any assignments or bills of sale which convey the Properties from Seller to Buyer.

         16.6 Severability. If a court of competent jurisdiction determines that any clause or provision of this Agreement is void, illegal, or unenforceable, the other clauses and provisions of the Agreement shall remain in full force and effect and the clauses and provisions which are determined to be void, illegal, or unenforceable shall be limited so that they shall remain in effect to the extent permissible by law.

         16.7 Governing Law. This Agreement shall be governed by and construed under the laws of the State of Texas (excluding any conflict of laws provision that would require the application of the law of any other jurisdiction).

         16.8 Press Releases. Seller and Buyer shall consult with each other prior to the issuance of any press releases or other public announcements concerning this transaction.

         16.9 Section Headings. The section headings contained in this Agreement are for convenience only and shall not in any way affect the meaning or interpretation of this Agreement.

         16.10 Waiver. No waiver of any provision of or rights under this Agreement shall be effective unless in a writing signed by the waiving party. No waiver of any specified right or provision shall be construed as a waiver of any other right or provision.

         16.11 Tax Deferred Exchange Election. Seller may, at or before the Closing, designate in writing one or more properties which Buyer will acquire and trade to Seller for the Properties (herein collectively called the "Exchange Property"). In the event Seller has not found a suitable Exchange Property prior to the Closing, Seller may elect, by notice to Buyer delivered on or before the Closing Date, to have the Sale Price paid to a qualified intermediary until Seller has designated the Exchange Property. The Exchange Property shall be designated by Seller and acquired by the qualified intermediary within the time periods prescribed in Section 1031(a)(3) of the Internal Revenue Code of 1986, as amended (the "Code"), and shall thereupon be conveyed to Seller. In the event Seller fails to designate and the qualified intermediary fails to acquire the Exchange Property within such time periods, the agency or trust shall terminate and the proceeds then held by the qualified intermediary shall be paid immediately to Seller. The rights and responsibilities of Seller, Buyer and the qualified intermediary shall be documented with such agreements containing such terms and provisions as shall be determined by Seller to be necessary to accomplish a tax free exchange under Section 1031 of the Code; subject, however, to the limitations on costs and liabilities of Buyer set forth below. If Seller makes a tax deferred exchange election, Buyer shall not be obligated to pay any additional costs or incur any additional obligations in the acquisition of the Interests. Seller shall indemnify, defend and hold Buyer harmless from and against any and all Claims to the extent same are the result of or are attributable to (i) any transactions undertaken by Seller pursuant to this paragraph, and (ii) any act or omission of Seller relating to any transaction contemplated by this paragraph.

         16.12 ARIES Data Base. The Working Interest and Net Revenue Interest numbers reflected on Exhibit "A-1" for each particular Property are intended to duplicate the interests shown on the ARIES Data Base for the Crockett County Sales Package previously delivered to Buyer. In the event of a disparity between Exhibit "A-1" and the ARIES Data Base as to the numbers shown related to a particular Property, the parties hereby agree that the ARIES Data Base will control, and will be utilized for the resolution of Title Defects and for all other purposes under this Agreement

         The parties have executed this Agreement as of the date first above mentioned.

                                     SELLER:

                                             CROSS TIMBERS OIL COMPANY

                                             By: /s/ VAUGHN O. VENNERBERG, II
                                                -------------------------------
                                             Name:  Vaughn O. Vennerberg, II
                                             Title: Executive Vice President-
                                                    Administration


                                     BUYER:

                                             ENCORE OPERATING, L. P.,
                                             a Texas limited partnership

                                             By: EAP Operating, Inc.,
                                                 a Delaware corporation,


                                     By: /s/ JON S. BRUMLEY
                                        ---------------------------------------
                                        Name: Jon S. Brumley
                                        Title: Executive Vice President

                                   EXHIBIT "A"

Attached to and made a part of that certain Purchase and Sale Agreement dated February 23, 2000, between CROSS TIMBERS OIL COMPANY and ENCORE OPERATING, L.P.


                      DESCRIPTION OF LEASES BEING CONVEYED

                                  EXHIBIT "A-1"

Attached to and made a part of that certain Purchase and Sale Agreement dated February 23, 2000, between CROSS TIMBERS OIL COMPANY and ENCORE OPERATING, L.P.



                DESCRIPTION OF WELLS AND INTERESTS BEING CONVEYED

                                  EXHIBIT "A-2"

Attached to and made a part of that certain Purchase and Sale Agreement dated February 23, 2000, between CROSS TIMBERS OIL COMPANY and ENCORE OPERATING, L.P.


                               EXCEPTED INTERESTS

                                   EXHIBIT "B"

Attached to and made a part of that certain Purchase and Sale Agreement dated February 23, 2000, between CROSS TIMBERS OIL COMPANY and ENCORE OPERATING, L.P.



                              ALLOCATION OF VALUES



[NOTE: The Allocation of Values will be prepared by Buyer within five (5) days after the execution of this Purchase and Sale Agreement, and after approval by Seller, will be included on this Exhibit "B".]

                                   EXHIBIT "C"

Attached to and made a part of that certain Purchase and Sale Agreement dated February 23, 2000, between CROSS TIMBERS OIL COMPANY and ENCORE OPERATING, L.P.


                           ASSIGNMENT AND BILL OF SALE
                            (CROCKETT COUNTY PACKAGE)


THE STATE OF __________    Section
                           Section
COUNTY OF  ____________    Section


         CROSS TIMBERS OIL COMPANY, a Delaware corporation, whose address is 810 Houston Street, Suite 2000, Fort Worth, Texas 76102 (hereinafter called "Assignor"), for and in consideration of the sum of Ten and No/100ths Dollars ($10.00) and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, does hereby sell, transfer, assign and convey unto __________________________________, a ____________________,
whose address is ___________________________________ (hereinafter called
"Assignee"), all of Assignor's right, title and interest in and to the following:

         (a) The oil, gas and mineral leases described in Exhibit "A" attached hereto, and the leasehold estates created thereby, and the mineral or royalty interests described in said Exhibit "A" (collectively called the "Leases"), insofar only as the Leases cover and relate to the land(s) specifically described in Exhibit "A" (the "Land"), together with corresponding interests in and to all the property and rights incident thereto, including all rights in any pooled or unitized acreage by virtue of the Land being a part thereof, all production from the pool or unit allocated to any such Land, and all interests in any Wells on the Land or within the pool or unit associated with the Land; provided that, it is Assignor's intent to assign to Assignee all of Assignor's rights and interests in Crockett County, Texas, other than the Excepted Interests;

         (b) All producing, nonproducing, shut-in, and abandoned oil and gas wells, salt water disposal wells, injection wells, and water wells located on the Leases or lands pooled or unitized therewith, and all personal property (including pipelines), equipment, fixtures, and improvements located on and appurtenant to the Leases and Land insofar as they are used or obtained in connection with the operation of the Leases and the Wells and/or insofar as they relate to the production, treatment, sale, or disposal of hydrocarbons or water produced from the Leases or Land or attributable thereto;

         (c) To the extent transferable by Assignor without material restriction under applicable law or third-party agreements (without the payment of any funds or consideration), all contracts and contractual rights, obligations, and interests, including all farmout and farmin agreements, operating agreements, production sales and purchase contracts, saltwater disposal agreements, surface leases, gas gathering or transportation agreements, division and transfer orders, and other contracts or agreements covering or affecting any or all of the interests described or referred to in this Assignment (the "Contracts");

         (d) All oil, condensate, natural gas, natural gas liquids, and other minerals produced after the Effective Time attributable to Assignor's interest in the Properties;

         (e) All of the rights, interests and estates created under those certain easements, rights-of-way, servitudes, prescriptions, licenses, leases, permits and/or other agreements described in Exhibit "A" attached hereto and made a part hereof, including all rights and interests of Assignor related to gathering systems and/or salt water disposal agreements presently serving the Leases, Wells, and Land, Additionally, all of Assignor's right, title and interest in and to all improvements, fixtures, and other real and/or personal property (including, without limitation, all equipment, tanks, pipelines, flow lines, gathering lines, compressors, dehydration units, separators, meters, metering stations, buildings, fittings, pipe, pipe connector, valves, regulators, drips, storage facilities, absorbers, dehydrators, and power, telephone and telegraph lines) located on or under, or which in any way relate to, the Leases, Wells and Land;

         (f) All of Assignor's rights under that certain Purchase and Sale Agreement dated effective January 15, 1998, with Rio Arriba Investments, LLC, the recorded Memorandum of Management Agreement and Power of Attorney dated effective January 15, 1998, the recorded Option to Purchase Oil and Gas Interests dated effective January 15, 1998, and the recorded Assignment of Oil and Gas Leases with Reservation of Production Payment dated effective January 15, 1998, insofar as the said "January 15, 1998 Rio Arriba Tax Credit Agreements" cover and affect Seller's interests in the Wells and Leases.

         All of the above real and personal properties, rights, titles, and interests described in subparagraphs (a) through (f) above, subject to the limitations and terms expressly set forth herein and in the Exhibit "A" attached hereto, but excluding the Excluded Property and the Excepted Interests described below, are hereinafter collectively called the "Properties" or, individually, a "Property".

Assignor specifically excludes from this Assignment all vehicles and other transportation equipment, furniture, office supplies and equipment, telephones and radio or other telecommunication systems, tools, store stock, spare parts, and equipment, and any other assets not specifically used in connection with the operation of the Leases and Wells (the "Excluded Property").

         Additionally, ASSIGNOR SPECIFICALLY EXCEPTS FROM THIS AGREEMENT, AND RESERVES UNTO ITSELF, AND ITS SUCCESSORS AND ASSIGNS any and all interests in oil, gas and other minerals (whether royalty interests, overriding royalty interests, leasehold interests, mineral interests, or otherwise) described on Exhibit "A-2", or related to the leases or instruments described on Exhibit "A-2" attached hereto. (Such interests being herein called the "Excepted Interests").

         This Assignment shall be effective as of April 1, 2000, at 7:00 a.m. local time where each Property is located ("Effective Time").

         THIS ASSIGNMENT IS MADE WITHOUT WARRANTIES OR COVENANTS, EXPRESSED OR IMPLIED IN FACT OR IN LAW, AS TO TITLE, MERCHANTABILITY, DURABILITY, USE, OPERATION, FITNESS FOR ANY PARTICULAR PURPOSE,

CONDITION, SAFETY OF THE PROPERTY, COMPLIANCE WITH REGULATORY AND ENVIRONMENTAL REQUIREMENTS OR OTHERWISE. ASSIGNOR DOES NOT IN ANY WAY REPRESENT OR WARRANT THE ACCURACY OR COMPLETENESS OF ANY INFORMATION, DATA OR OTHER MATERIALS (WRITTEN OR
ORAL) FURNISHED TO ASSIGNEE BY OR ON BEHALF OF ASSIGNOR.

         ASSIGNEE HEREBY AGREES THAT IT HAS INSPECTED OR HAS BEEN GIVEN THE OPPORTUNITY TO INSPECT THE PROPERTY, INCLUDING THE LEASES AND ASSOCIATED AGREEMENTS, WELLS, PERSONAL PROPERTY, AND EQUIPMENT ASSIGNED AND CONVEYED HEREIN AND THAT IT ACCEPTS THE SAME "AS IS, WHERE IS" AND "WITH ALL FAULTS". Assignee agrees to assume all responsibility for the wells, the casing and all other leasehold equipment in and on said wells, and all other personal property and fixtures used on or in connection therewith before, on and after the Effective Time.

         Assignee shall properly plug and abandon at Assignee's expense all wells herein assigned or located on the Property and shall clean and restore the surface at Assignee's expense and in accordance with the applicable lease provisions and State and Federal rules and regulations pertaining to the plugging and abandoning of such wells and the restoration of such surface. Assignee shall indemnify, defend and hold Assignor Group harmless from and against all Losses as a result of Assignee's failure to comply with the provisions of this paragraph and this Assignment.

         All taxes, including but not limited to ad valorem, property, severance and windfall profit taxes, shall be prorated between Assignor and Assignee as of the Effective Time, with Assignor responsible for all such taxes accruing prior thereto and Assignee responsible for all such taxes accruing thereafter. Assignee shall bear and pay any real property transfer taxes and any recording fees associated with the transfer of the Property. Assignee agrees to be solely responsible for any and all sales taxes, if any, due on equipment, material and property hereby assigned and sold, and Assignee shall remit such sales taxes to the proper taxing authority.

         Assignee agrees to perform all operations in compliance with all applicable Local, State, Indian and Federal laws, orders, rules and regulations, and to observe, perform and abide by all of the lease terms and provisions, express and implied, applicable to Assignor's interest in the Property. Assignee further agrees to secure the bonds, permits and other documents as required by the appropriate regulatory authority which are necessary to effectuate the transfer of interests hereby and to cause the release of Assignor's continued liability as lessee or operator. The parties hereto agree to execute such additional documents or instruments as necessary to transfer Assignor's interest in any State, Federal or Indian oil and gas properties assigned hereby to Assignee.

         Assignee accepts this transfer of the Properties subject to any and all covenants in instruments in the chain of title and to any outstanding agreements, whether recorded or not, which may include, but is not limited to, agreements for options, leases, permits, rights-of-way, easements, water disposal systems, licenses, operating agreements and production sales agreements; and in this regard, Assignee assumes all duties and obligations associated with said outstanding agreements, including, but not limited to, all of Assignor's rights and obligations in and for any gas sales, production or transportation imbalances, whether as a result of overproduction or underproduction by Assignor.

         Assignor expressly reserves the nonexclusive rights of access to and use of the rights-of-ways and easements assigned herein or associated with the Leases to the extent necessary to develop or make use of any leasehold or mineral interests retained by Assignor.

         This Assignment and Bill of Sale shall be binding upon and inure to the benefit of the heirs, successors, personal representatives and assigns of the respective parties hereto.

         This Assignment and Bill of Sale is subject to the terms and conditions, including, but not limited to, the assumptions and indemnifications, contained in that certain Purchase and Sale Agreement dated ___________, between Assignor, as Seller, and Assignee, as Buyer.

         EXECUTED this ____ day of _______________, 2000, but effective as of the Effective Time.


                                        ASSIGNOR:

                                            CROSS TIMBERS OIL COMPANY



                                            By:
                                               --------------------------------
                                               Edwin S. Ryan, Jr.
                                                     Vice President - Land


                                            ASSIGNEE:

                                               --------------------------------



                                               By:
                                                  -----------------------------

                                            -----------------------------------

STATE OF TEXAS               )
                             )
COUNTY OF TARRANT            )



         This instrument was acknowledged before me on the ____ day of ____________, 2000, by Edwin S. Ryan, Jr., Vice President - Land of Cross Timbers Oil Company, a Delaware corporation, on behalf of such corporation.


My Commission Expires:                          -------------------------------
                                                Notary Public


-----------------------



STATE OF  ______________     )
                             )
COUNTY OF ______________     )


         This instrument was acknowledged before me on the ____ day of ____________, 2000, by ________________________, _____________________ of
_________________________, a ___________________, on behalf of such
_______________.


My Commission Expires:                          -------------------------------
                                                Notary Public


-----------------------

                                   EXHIBIT "D"

Attached to and made a part of that certain Purchase and Sale Agreement dated February 23, 2000, between CROSS TIMBERS OIL COMPANY and ENCORE OPERATING, L.P.

              [NOTE: THIS AGREEMENT WILL BE COMPLETED AT CLOSING.]

                              ACCOUNTING AGREEMENT

Seller:  Cross Timbers Oil Company                Buyer:
                                                        -----------------------

Properties:


---------------------------------------------------------------------


1. Buyer will promptly notify utility companies to effect a change in ownership and billing responsibility.

2. Seller will notify any operator of change in ownership as soon as possible after the closing and will request that future billings be addressed to Buyer.

3. Buyer will obtain a gas contract, or if applicable, oil contract, effective on _____________, or will notify the operator otherwise.

4. Seller will continue to pay royalties and severance taxes for sales through the production month of ____________, 19___. If any revenue is received by Seller for later months, it will be credited 100 percent to Buyer in the final settlement. However, Seller will not pay any royalties or severance taxes, out of that revenue. Buyer will be responsible for the payment of royalties and severance taxes, if applicable, after the production month of ____________, 19___.

5. Seller will pay and continue to bill the joint owners for expenses invoiced through the accounting month of ____________, 19___. All later expenses will be returned to the vendor for rebilling to buyer.

6. Seller will continue to pay the operator for joint billings for the billing month of _________, 19___. All subsequent bills will be forwarded to Buyer for payment, or if already paid by Seller, will be charged against Buyer in the final settlement.

7. Seller will continue to prepare all regulatory and other monthly production reports through the production month of ____________, 19___. Copies, for production after the Effective Time, will be provided to Buyer, along with the final ending inventory balance.

8. Buyer will pay current year Ad Valorem taxes. Any statements received by Seller will be forwarded promptly to Buyer for payment. Proration of taxes through the Effective Time will be handled in the final settlement.

9. Seller will continue to pay all shut-in royalties, minimum royalties, delay rentals and other lease obligations, if any, through the month of __________, 19___.

10. Buyer will file all appropriate documents of record at the appropriate courthouses and agencies.

11. Buyer will notify all product purchasers, processors, and transporters of the change of ownership, and will be solely responsible for the transfer of payments from Seller to Buyer.


SELLER:                                           BUYER:

CROSS TIMBERS OIL COMPANY


By:                                               By:
   ------------------------------

Name:                                             Name:
     ----------------------------


Title:                                            Title:
      ---------------------------


Date:                                             Date:
     ----------------------------

                                 SCHEDULE "3.6"

Attached to and made a part of that certain Purchase and Sale Agreement dated February 23, 2000, between CROSS TIMBERS OIL COMPANY and ENCORE OPERATING, L.P.

                                   LITIGATION




NONE

                                 SCHEDULE "3.12"

Attached to and made a part of that certain Purchase and Sale Agreement dated February 23, 2000, between CROSS TIMBERS OIL COMPANY and ENCORE OPERATING, L.P.

                                   IMBALANCES


NONE

                                 SCHEDULE "13.4"

Attached to and made a part of that certain Purchase and Sale Agreement dated February 23, 2000, between CROSS TIMBERS OIL COMPANY and ENCORE OPERATING, L.P.

                                    EMPLOYEES



J. W. Reddin (Reddin's Pumping Service)